PRELIMINARY COPY, SUBJECT TO COMPLETION
DATED MARCH 30, 2009
PROXY  STATEMENT OF  PETER LINDNER
IN CONNECTION WITH THE
2009 ANNUAL MEETING OF  STOCKHOLDERS  OF
AMERICAN EXPRESS COMPANY

INTRODUCTION

 This Proxy Statement (the "Proxy Statement") and the accompanying form of Proxy are being furnished by Peter Lindner ("Mr. Lindner") to the stockholders (the "Stockholders") of American Express Company (the "Company" or "Amex") in connection with his solicitation of proxies to be voted at the Company's 2009 Annual Meeting of Stockholders (the "Annual Meeting"). The Company has announced that the Annual Meeting will be held on Monday, April 27, 2009, at 10:00 a.m. Eastern Time local time at:

American Express Company
200 Vesey Street, 26th floor
New York, New York 10285

This Proxy Statement and form of Proxy are being mailed to Stockholders on or about April 10, 2009.

 REASON FOR SHAREHOLDER PROPOSAL AND MR. LINDNER'S RUN FOR DIRECTOR

 Mr. Lindner is soliciting proxies from fellow Stockholders and fellow former Employees to elect Mr. Lindner to the Board of Directors of the Company (the "Board") at the Annual Meeting. Mr. Lindner is asking Stockholders to enact a Shareholder Proposal (the "Proposal") on revising Amex's Code of Conduct (the "Code"). Sometimes (and Mr. Lindner has been wrong about this in the past), there is a new wave sweeping across the country for a revision of ethics. Mr. Lindner wishes Amex to lead the country in having a good code of conduct, rather than have incidents occur periodically that cause pain, embarrassment, and social/financial disorder - which has happened in the US Congress and in companies such as Enron.

Please note that Amex told the SEC that this proposal is "ordinary business" and thus should not be voted on by the Shareholders. This is quite untrue, since it is a rarity for any body (government or corporation) to ask for the Truth and give a blanket amnesty for telling it. And then firing those who do not tell the truth. Well, lesser forms of punishment for lesser infractions.

In order to make this document acceptable to challenges from the SEC and from Amex, this proxy has too much additional information, for which Mr. Lindner apologizes.


THE TEXT OF THE SHAREHOLDER ETHICS PROPOSAL

Amend Amex's Employee Code of Conduct ("Code") to include mandatory penalties for non-compliance, the precise scope of which shall be determined after an independent outside compliance review of the Code conducted by outside experts and representatives of Amex's board, management, employees and shareholders. This shall include a Truth Commission, patterned after the Truth Commissions used in South Africa to end Apartheid, for instance (which runs 70 pages).


REASONS FOR BRINGING SUCH BUSINESS TO THE ANNUAL MEETING

Personal experience and anecdotal evidence show that the Code has been breached and not enforced. Rather, management (VP and above) regard the Code as nothing more than mere Sarbanes-Oxley (SOX) compliance (see paragraph below on quotes about SOX; Amex has filed its Code with the Securities and Exchange Commission SEC for many years.) This lack of adherence to basic principles of conduct erodes confidence in the Company, has affected or will affect the market price of the Company's shares, and warrants attention from the shareholders. Also below (after quotes) is the chronology of Amex's (in varying degrees of successfulness) of preventing this issue from being discussed with the Shareholders.


 QUOTES FROM OTHER SOURCES ON SOX AND ETHICS AND SEC

"Sarbanes-Oxley and businesses work together to increase the overall integrity and ethics in business. The act came in the wake of a series of corporate financial scandals, including those affecting Enron, Tyco International, and WorldCom (now MCI). The law is named after sponsors Senator Paul Sarbanes (D-MD) and Representative Michael G. Oxley (R-
OH). It was approved by the House by a vote of 423-3 and by the Senate
99-0."
http://www.globalethicsuniversity.com/sarbanes-oxley-compliance.php



 "The following is a brief list of selected cooperate governance rulemaking by the SEC, NYSE and NASDAQ. Companies covered by these regulatory bodies are required to:

* Adopt a Code of Ethics applicable to specific officers

* Adopt a Code of Conduct applicable to all directors, officers and employees

* Create an environment that encourages employees to report violations

* Adopt procedures that allow employees a confidential and anonymous
process  for submitting   concerns

* Adopt procedures that facilitate the effective operation of the code

* Protect individuals from retaliation who report violations of the code of conduct " http://www.kenexa.com/Solutions/Survey/SarbanesOxleyCompliance.aspx




DETAILS ON AMEX ATTEMPTS TO STOP COMMUNICATIONS TO SHAREHOLDERS

American Express ("Amex") went to Federal Court to stop Mr. Lindner from communicating with shareholders by doing the following:

1.	Amex got a Federal Judge (a Magistrate Judge) in the Southern
District of New York (SDNY) to prohibit Mr. Lindner from attending the Amex April 2007 Shareholder Meeting.

2.	Amex got the same SDNY Judge to prevent Mr. Lindner from
communicating with the SEC (Securities and Exchange Commission).

3.	Amex tried to get Mr. Lindner to get the SEC to withdraw his
March 2007 SEC preliminary filing (#0001394849-07-000002) to have a Shareholder Proposal and for running for the Amex Board. The SEC said that any filing made cannot be retracted, as it is instantaneously place on computers all over the world.

4.	Amex got the Judge to stop Mr. Lindner from communicating with the SEC.

5.	Amex got the Judge to have Mr. Lindner remove his April 2007 website completely, via an ex parte conference call with the Judge, Mr. Lindner, and Mr. Lindner's lawyer (and without Amex).

6.	Amex gave a promise in open court to make a written contract outlining these restrictions, but then got the Judge to allow Amex to not make the contract in writing, and then enforce the "verbal" contract. This is noteworthy, since the written contract would have included the terms of the June 2000 Amex-Lindner contract [attached as PDF - see page 14 of 16, paragraph 20 - in PACER (a public access to the Court system) as Document 17 Filed 12/20/2006], which gave Mr. Lindner 21 days to show the terms of the contract to a lawyer, and 7 days after signing the contract to revoke it. However, by not putting the contract in writing, Amex was able to enforce the contract without allowing Mr. Lindner to revoke it or "sign and revoke" the contract. Amex was (and still is) represented by the law firm of Kelley Drye & Warren LLP.

7.	Amex got the Magistrate Judge to prohibit Mr. Lindner from asking questions at the 2007 Meeting.

8.	The April 2007 Meeting passed without Mr. Lindner's being able to attend, since it would have been in Contempt of Court if Mr. Lindner went to the Meeting.

9.	Mr. Lindner spent $20,000 in legal fees to get a higher federal
SDNY Judge (a US District Judge) to invalidate the restrictions on Mr. Lindner, with one major exception: The Court kept the restriction that Mr. Lindner can not reveal the contents of the Contract, nor can Mr. Lindner reveal the transcript of the "open Court" session where the alleged oral agreement is discussed. That transcript "LindnervAmEx032907.pdf" has been sealed by the Magistrate Judge at Amex's request, and remains sealed.

10.	For the record, the US District Judge ruled that Amex "failed to establish ... the existence of a binding oral settlement agreement." This is in his 24 page decision of May 31 2007, which is publicly available on PACER (included here as a PDF, Document 51 Filed 06/05/2007) and should be on the website mentioned in this Proxy and Shareholder Proposal statement. In other words, Amex had no right in April 2007 to stop Mr. Lindner from filing with the SEC nor from attending the April 2007 Shareholders' Meeting.

11.	Amex also attempted (but did not succeed) to stop Mr. Lindner from speaking at the upcoming Amex April 2009 Shareholder Meeting. Amex's reasoning was "American Express CEO, Kenneth Chenault, presides over the shareholders meetings and ... Mr. Lindner may ... either directly or indirectly, discuss his claims against Defendants [Amex] with Mr. Chenault."

12.	But the SDNY Magistrate Judge ruled "The Court will not place restrictions on Mr. Lindner's speech at a shareholders' meeting. Counsel can be present and can adverse her client [Mr. Kenneth Chenault] at that time. Any communications with the Board of Directors must be in writing and sent through Defendants' counsel. So Ordered. 3/12/09."

13. 	Interestingly enough, Amex claimed in 2007 that Amex had an oral agreement to settle Mr. Lindner's suit and thus Mr. Lindner had willingly agreed to these restrictions. However, two years later now in 2009 when there clearly was and is no agreement between Amex and Mr. Lindner, Amex again attempted to stop Mr. Lindner from communicating with the SEC. This time, the SDNY Magistrate Judge ruled "The Court has placed no restrictions on Plaintiff's [Mr. Lindner's] communications with the SEC. So Ordered.".(attached as Document 143 Filed 03/23/2009) This proxy filing is written in the spirit of that Magistrate Judge's order that there are "no restrictions" on communication with the SEC.

14. It is a tough job to bring a shareholder's proposal. Mr. Lindner is single (not married) and has no children, but if either of these conditions were not true (e.g. married with children) then Mr. Lindner would have been discouraged by his spouse or the needs of his children from continuing this (4 years and counting) battle against a multinational firm, such is Amex. This previous statement is hypothetical, but still within the realm of reality.

15. Moreover, Mr. Lindner submitted his 500-word Shareholder Proposal prior to Jan 1 2009 (see PDF of letter to Secretary of the Corporation Stephen Norman of December 30 2009) where Mr. Lindner states that he wishes "to cooperate with the Board in making any changes to the proposal that would make it amenable to them" (cover letter, paragraph
1), yet Amex wrote the SEC that the vagueness (see page 8 of 37 page letter of Jan 22 2009) of the 500 word Proposal:

"The Proposal at hand is inherently vague and indefinite because it fails to define critical terms or otherwise provide guidance as to how it should be implemented. No definition of "outside experts" is provided, for example, and no explanation is given as to how such experts would be selected. Likewise, the Proposal contains no elaboration of the process whereby "representatives of Amex's board, management, employees and shareholders" will be chosen, nor does it make clear how the distinction between these overlapping groups will be drawn."

Mr. Lindner was constrained by Amex's bylaws to 500 words, and Mr. Lindner noted he would make changes. For the record, this proxy is 5,000 words long (without attachments).

16. 	Amex also states to the SEC that this Shareholder Proposal is a redress of a personal claim. Actually, it is comparable to saying the Civil Rights Act of 1964 gives redress of person's right (e.g. Rosa Parks) to sit on a bus. The issue is true: Mr. Lindner was wronged, however, it was not for a mere violation of Federal Law, but also for breach of a written contract. The case with Mr. Lindner is clear-cut in that if the Amex participants had written a memo, this alone would have solved the matter. It took Mr. Lindner 3 years to get the handwritten note DEF00370 from Amex's investigating attorney. (Amex has declined to release that document.) If the Code of Conduct can not solve such a clear case, then it is likely that a non-contract case would be harder to prove. So, Mr. Lindner decided that it was worth his personal aggravation and a substantial part of his money to fight the good fight, which hopefully would uncover other Amex people who have been wronged in the past, and in the future stop others from having to fight and possibly lose this same battle (and possibly losing for lack of resources: money, psychological support, ability to write, to use the PC and fear of being ostracized).

For the record, the Civil Rights Act of 1964 was designed to help African-Americans, but was changed to help women and whites, too (see
Wikipedia).   Mr. Lindner is white, but that law was used to help him,
since title VII of the Civil Rights Act of 1964 says "employee" covers former employees also, as ruled by a unanimous 1997 Supreme Court
ruling.   Mr. Lindner notes for the record that  Mr. Lindner can walk unassisted, yet slots cut into sidewalks to allow wheelchairs may yet one day help me. Doing the right thing for a small class of people, can sometimes help a much larger class of people in the future. Or to use the more eloquent phrasing of Cardinal Roger Mahony in 1998 [original source perhaps Gandhi?]

"Any society, any nation, is judged on the basis of how it treats its weakest members -- the last, the least, the littlest."

17. Amex complained to the Court that Mr. Lindner was speaking to the Secretary of the Corporation Stephen Norman about being on the Board, and got the Magistrate Judge to threaten to dismiss Mr. Lindner's suit (attached Pacer Document 133 Filed 03/05/2009) if this happens again. The Judge refers to an order of Nov 21 2008 (attached Document 93 Filed 11/21/2008), which bars Mr. Lindner from contacting Ms. Park's client, which has now expanded from Qing Lin and Amex, to any employee of American Express.

18. Look at all the documentation this proxy references just to make a point: that Amex breached a written agreement, as well as violating a federal law (EEOC), and fought against admitting it for several years and tens of thousands of dollars, with 30 page letters and a hundred court exhibits (yes, there are more). This proxy is technical and 13 pages long, and has approximately ten attachments of varying complexity and subtlety.

19. Conclusion: Thus, the Amex Code ought to be revised to make it easier for someone to correct an injustice, rather than expend all this energy to win a matter that the Amex employees themselves have admitted breaches of the June 2000 Amex-Lindner contract.


WHY YOU SHOULD ADD LINDNER TO THE BOARD OF DIRECTORS

* In Mr. Lindner's opinion, the current Code is beautiful to look at, but not worth much in operational terms. Mr. Lindner believes there is no stronger message that can be sent to The Company's Board and management this year than dual approval of a shareholder resolution to fix the Code and to install Mr. Lindner to ensure that this task is done.



WHY YOU SHOULD VOTE FOR THE LINDNER SHAREHOLDER ETHICS PROPOSAL

* Sometimes transparency in words and deeds can have unexpected morale and financial benefits. Your clear message in this election will directly assist Mr. Lindner in convincing the directors that a change in the Code is long overdue. Mr. Lindner believes this will be the shortest path to the restoration of shareholder value and the realization of The Company's promise of ethical behavior. Amex trusts its customers to give their word and stand by it, and billions of dollars are made on that premise. It would be hypocrisy at best for Amex to give its word, yet not carry it out.

*Mr. Lindner has first hand knowledge of The Company's technology and of its operations and its culture. Mr. Lindner has spent nine years working at American Express, Travel Related Services (TRS), and Amex Bank. His resume (and much more detail) is on the website:

www.AmexTruth.com

(It stands for Amex Truth commission - the shareholder proposal to investigate whether Amex has a few or has many incidents of where the Amex Code of Conduct has been violated.)

Mr. Lindner has handled mailings, reviewed credit histories of the millions of cardmembers, and potential c/m's, as well as work with mathematical modeling, risk management, securitization of our portfolio, modernization of the Banking system, and has even helped (with his manager/director) save a key product line by showing its viability/profitability.



*

*

THIS SOLICITATION IS BEING MADE BY MR. LINDNER AND NOT ON BEHALF OF THE
BOARD

Mr. Lindner is a former Senior Manager of the Company. He is an experienced computer programmer, modeler, database marking specialist - and is literate.

PLEASE DISREGARD ANY PROXY CARD YOU RECEIVE FROM THE COMPANY. MR. LINDNER ENCOURAGES YOU TO RETURN ONLY THE ENCLOSED [Tan? COLOR??] PROXY CARD.

RECOMMENDATIONS IF LINDNER IS ELECTED

If elected, Mr. Lindner plans to make the following recommendations to the Board, which Mr. Lindner believes are in the best interests of the Company and its Stockholders:

* Work closely with the various stakeholders at Amex - the shareholders, the employees, the customers and the vendors - to get reasonable solutions to the ethical demands in a modern business. Ethics is the fancy way of saying doing right when personal gains may say to choose a different path. Lies, pandering, obfuscation, hypocrisy - why these are the very things that the Securities and Exchange Acts sought to get rid of in the 1930's, and from those beginnings, a strong NY Stock Exchange was created, to the envy of the world. We can make money and not lose our morality or ethics. Mr. Lindner is actually saying that perhaps we will make more money with ethical conduct than by not having ethics.

* Thoroughly investigate all instances of ethical quandaries faced by Amex over the last fifteen years. Some people say there is nothing to be done, but Mr. Lindner says that others have faced greater problems than dealing with the ethics of an already pretty good company. Getting rid of slavery for one (okay, that was 150 years ago), resolving death squads and apartheid by having Truth Commissions, handling sexual improprieties in the US Congress, balancing the rights of poor and wealthy citizens.

Let us go the extra distance and make American Express's Code of Conduct a document to be proud of, which reflects the honest aspirations of its best employees, its worthy management and directors, and of course its shareholders who care for these concerns and more. Mr. Lindner asks for your vote for Director in Amex's Board and for the Shareholder Proposal to revise the Code of Conduct in the coming year in an open and honest fashion, using the best minds of not just Amex's constituents, but also of scholars, academics, business leaders and politicians.

This will be a Code of Conduct that can work in the 21st century. No more will the powerful Amex fight just people who are racist and who do not pay their bills, but also chide and penalize those who break the honest standards set by the Company. This will not be like Enron, where Ken Lay allowed a transgression by a "top performer," thus abandoning his supposed ethics. The film "Enron: The Smartest Guys in the Room [2005]" details how this path led to Enron's ruin, and that of its hardworking employees, the community, and many hapless investors.

EVEN AFTER YOU HAVE SUBMITTED YOUR PROXY, YOU MAY CHANGE YOUR VOTE AT ANY TIME BEFORE THE MEETING BY SENDING A DULY EXECUTED PROXY WITH A LATER DATE TO _____________________ AT THE ADDRESS ON THE BACK COVER.

NOMINEE FOR DIRECTOR GENERAL

 The by-laws of the Company provide that the exact number of directors shall be fixed by resolution of the Board. According to public information, the Board currently consists of ten members having one-year terms.

THE LINDNER NOMINEE

 The information below concerning age and principal occupation has been furnished by Peter Lindner

NAME     	AGE 	PRINCIPAL OCCUPATION
Peter Lindner   59      Computer Programmer

Mr. Lindner is currently an employee of Time Warner Cable Company in NYC, and has been at TWC since 2007. (This month, March 2009, TWC became a separate company from Time Warner.) He programs in SAS (a Statistical Analysis System used among many companies, including American Express and IBM), and Excel, among other computer languages. Mr. Lindner has been a professional computer person for over 35 years, a SAS programmer for 25 years, and an Excel programmer/user for 15 years.

In between 2003 and 2007, Mr. Lindner worked as an independent consultant, after being laid off from IBM in 2003. In the past fifteen years, Mr. Lindner's specialty has been statistical programming, risk management, direct mail, and systems analysis.

Mr. Lindner joined The Company (American Express) in 1990, worked in American Express Travel Related Services, then American Express Bank Headquarters in NYC, and then back to TRS for Risk Management. Mr. Lindner helped with various models, including working with his manager to create Amex's first Bankruptcy Model, which became operational even at its early stages, and was later productionized with a team of consultants into its current form. Mr. Lindner used Continuous Process Improvement (CPI) to build a small reporting system into a quickly responsive production system of 90+ measures of credit card performance
- this latter lead to saving the Optima card which was to have been killed by conventional average losses. The reporting system showed that the losses were less each year, and were now positive with its learning curve (a slight reference to this was made in Amex's Annual Report). Mr. Lindner has two degrees from the Massachusetts Institute of Technology (MIT), both undergraduate and from their business school, with a concentration in both finance and management information systems.

Peter Lindner

DATE OF TRANSACTION AMOUNT OF COMMON SHARES PURCHASED (P) / SOLD (S) 1990- 1998 800* (P)

*approximately

PETER LINDNER RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF

PETER LINDNER

LISTED BELOW AND IN FAVOR OF

THE ETHICS PROPOSAL

AND NOT RETURN THE COMPANY'S PROXY CARD TO THE COMPANY AND NOT VOTE IN FAVOR OF THE NOMINEES OF THE COMPANY.

QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE ENCLOSED [COLOR??] PROXY CARD SHOULD BE DIRECTED TO:
_______________________
________________________,
______________________
CALL 1-212-979-9647 ____________

VOTING Based on public information, the Board has fixed the close of business on Febuary 27, 2009 as the record date for the determination of the Stockholders entitled to notice of and to vote at the Annual Meeting. Based the latest available public information, there were approximately 1,160 million shares of common stock outstanding on March 2009. The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the Stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each Stockholder entitled to vote shall have the right to one vote for each share of common stock outstanding in such Stockholder's name. Directors are to be elected by a plurality of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of the votes cast by Stockholders entitled to vote thereon is required to take action, unless a greater percentage is required either by law or by the Company's certificate of incorporation or by-laws. In determining the number of votes cast with respect to any voting matter, only those cast "for" or "withhold authority" are included. Abstentions will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast. Accordingly, abstentions will have no effect on the vote. Similarly, where brokers submit proxies but are prohibited and thus refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as "broker non-votes"), those shares will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast as to such matters and thus will have no effect on the vote. Execution and return of the enclosed [COLOR??] Proxy Card will not affect a Stockholder's right to attend the Annual Meeting and vote in person. Any Stockholder that executes and returns a Proxy Card has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the Proxy is voted.

Unless contrary instructions are indicated on the enclosed [COLOR??] Proxy Card, all shares of common stock represented by valid Proxies received pursuant to this solicitation (which have not been revoked as described above) will be voted

(a) FOR the election of Peter Lindner, and
(b) in favor of the Lindner
shareholder proposal to revise the Amex Code of Conduct and
(c) to vote against a director at the discretion of the Proxy holder(s), on such other business as may properly come before the Annual Meeting, including any adjournment(s) or postponements(s) thereof.

 IF YOU WISH TO VOTE FOR PETER LINDNER, YOU MUST EXECUTE AND RETURN THE ENCLOSED [COLOR??] PROXY CARD AND SHOULD NOT EXECUTE OR RETURN THE COMPANY'S PROXY CARD.

 DO NOT RETURN ANY PROXY CARD OTHER THAN THE [COLOR??] PROXY CARD. IF YOU RETURN MORE THAN ONE PROXY CARD THERE IS A RISK THAT YOUR SHARES WILL NOT BE VOTED AS YOU DESIRE, BECAUSE ONLY THE LATEST DATED PROXY CARD YOU SUBMIT COUNTS.

 EVEN AFTER YOU HAVE SUBMITTED YOUR PROXY, YOU MAY CHANGE YOUR VOTE AT ANY TIME BEFORE THE MEETING BY SENDING A DULY EXECUTED PROXY WITH A LATER DATE TO ______________________ AT THE ADDRESS ON THE BACK COVER. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK OR NOMINEE ON THE RECORD DATE, ONLY IT CAN VOTE YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS.

PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE
INSTRUCTIONS FOR YOUR SHARES TO BE VOTED ON THE [COLOR??] PROXY CARD FOR PETER LINDNER.

YOUR VOTE AT THIS YEAR'S ANNUAL MEETING IS ESPECIALLY IMPORTANT.

PLEASE SIGN AND DATE THE ENCLOSED [COLOR??] PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES Under the applicable regulations of the Securities and Exchange Commission, Mr. Lindner is deemed to be a "participant" in our solicitation of proxies. The name, business address and principal occupation of each of Mr. Lindner appears earlier in this Proxy Statement.

Except as described in this Proxy Statement, neither the Participant nor any of his respective affiliates or associates (together, the "Participant Affiliates"), (i) directly or indirectly beneficially owns any securities of the Company or of any subsidiary of the Company or
(ii) has had any relationship with the Company in any capacity other than as a Stockholder, with the exception of the lawsuit filed in Federal Court mentioned in the Shareholder Proposal. Furthermore, except as described in this Proxy Statement, neither the Participant nor any Participant Affiliate is a party to any transaction or series of transactions since January 1, 2006, or has knowledge of any currently proposed transaction or series of transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which the Participant or Participant Affiliate had or will have, a direct or indirect material interest. Except as described in this Proxy Statement, neither the Participant nor any Participant Affiliate has entered into any agreement or understanding with any person respecting any (i) future employment by the Company or its affiliates or (ii) any transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Proxy Statement, there are no contracts, arrangements or understandings by the Participant or Participant Affiliates within the past year with any person with respect to any capital stock of the Company.

COST AND METHOD OF SOLICITATION

 Mr. Lindner will bear the cost of this solicitation. While no precise estimate of this cost can be made at the present time, we currently estimate that we collectively will spend a total of approximately $5,000 for our solicitation of proxies, including expenditures for attorneys, solicitors and advertising, printing, transportation and related expenses. As of April 1 2009, we have incurred proxy solicitation expenses and legal expenses of approximately $10,000.

We expect to seek reimbursement from the Company for our expenses in connection with this solicitation. In addition to soliciting proxies by mail, proxies may be solicited in person or by telephone, telecopy, e-mail or the Internet. We will also reimburse brokers, fiduciaries, custodians and other nominees, as well as persons holding stock for others who have the right to give voting instructions, for out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions or authorizations relating to such materials from, beneficial owners of Company capital stock. We will pay for the cost of these solicitations, but these individuals will receive no additional compensation for these solicitation services. We have retained the proxy solicitation firm of ADP at customary fees, plus reasonable out-of-pocket expenses, to participate in the solicitation of proxies and revocations, up to $1,000. We also have agreed to indemnify _________________ against certain liabilities and expenses.

We estimate that no employees of American Express will be involved in the solicitation of proxies on my behalf, since American Express has successfully filed in Federal Court to stop communication between Mr. Lindner and any employee of American Express, and has further required that there be no oral communication but if there is written communication, it must be censored and passed through American Express's attorney (the firm of Kelley Drye & Warren LLP).

ADDITIONAL INFORMATION

Certain information regarding common stock held by the Company's directors, nominees, management and 5% stockholders is contained in the Company's proxy statement and is incorporated herein by reference.

Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of stockholders of the Company must be received by the Company for inclusion in the Company's proxy statement and form of proxy for that meeting is also contained in the Company's proxy statement and is incorporated herein by reference. We assume no responsibility for the accuracy or completeness of any information contained herein which is based on, or incorporated by reference to, the Company's proxy statement.

PETER LINDNER

[revised March 30, 2009]

IMPORTANT

PLEASE REVIEW THIS DOCUMENT AND THE ENCLOSED MATERIALS CAREFULLY. YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN.

1. If your shares are registered in your own name, please sign, date and mail the enclosed [COLOR??] Proxy Card to _____________________. in the postage- paid envelope provided today.

2. If you have previously signed and returned a proxy card to American Express., you have every right to change your vote. Only your latest dated card will count. You may revoke any proxy card already sent to American Express Inc. by signing, dating and mailing the enclosed [COLOR??] Proxy Card in the postage-paid envelope provided.

Any proxy may be revoked at any time prior to the 2009 Annual Meeting by sending a new proxy card to ________________________ or the Secretary of American Express, Inc., or by voting in person at the 2009 Annual Meeting.

3. If your shares are held in the name of a brokerage firm, bank nominee or Other institution, only it can sign a [COLOR??] Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed [COLOR??] Proxy Card in the postage- paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a [COLOR??] Proxy Card to be issued representing your shares.

4. After signing the enclosed [COLOR??] Proxy Card do not sign or return the Company's proxy card unless you intend to change your vote, because only your latest dated proxy card will be counted.

If you have any questions about giving your proxy or require assistance, please call Mr. Lindner at

____________________________ 1-212-979-9647

Moreover, the website mentioned above: www.AmexTruth.com

will have additional documents, evidence, transcripts, etc, subject only to what Amex can get the Court to disallow, as Amex has tried in the past (and succeeded in April 2007) to stop Mr. Lindner from both attending and speaking at the Shareholder Meeting despite Mr. Lindner owning about $80,000 of Amex voting shares, and has tried again this year as late as March 2009 to stop Mr. Lindner from speaking at the April 2009 Annual Shareholders Meeting in NYC(details above and upon request).

 IN OPPOSITION TO THE BOARD OF DIRECTORS OF AMERICAN EXPRESS COMPANY PROXY FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS
SOLICITED ON BEHALF OF PETER LINDNER

The undersigned hereby appoints Peter Lindner as proxy for the undersigned with full power of substitution, to vote all shares of beneficial interest of American Express, Inc. (the "Company") which the undersigned is entitled to vote at the Company's 2009 Annual Meeting of Stockholders, and any postponements or adjournments thereof, hereby revoking all prior proxies, on the matters set forth below as follows:



 PETER LINDNER RECOMMENDS A VOTE FOR SHAREHOLDER ETHICS PROPOSAL [perhaps? shareholder proposal number 5]. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF A CHOICE IS NOT SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEE LISTED BELOW.

[X] Please mark your votes with X as in this example.

1. Election of Peter Lindner as Director whose term expires in 2008:

[ ]FOR nominee (except as marked below) [ ]FOR Shareholder Ethics
Proposal (except as marked below)

* WITHHOLD AUTHORITY for all nominees * FOR AUTHORITY for CERTAIN nominees

(INSTRUCTION: To withhold authority to vote for one or more nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority OR for other nominees in the space provided below.)


____________________________________________________


____________________________________________________

2. To act upon any other matters that may properly come before the meeting.

 PLEASE MARK YOUR VOTES (ON REVERSE SIDE), SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by the authorized person. Date: April ________, 2009


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Signature of Stockholder


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Signature of Stockholder

Dates Referenced Herein and Documents Incorporated By Reference This PREC14A Filing

This is version 2, with major changes denoted by  changed text .
Minor changes have not been marked, for clarity.

Date March 30, 2009